UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2025

OCEAN BIOMEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40793	87-1309280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Claverick St., Room 325

Providence, RI 02903

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (401) 444-7375

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: (listings currently suspended)

Common Stock, $0.0001 par value	OCEA	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of common stock at an exercise price of $11.50	OCEAW	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 31, 2025, the Company was notified by Nasdaq that The Nasdaq Stock Market LLC Board of Directors has declined to call for review the May 15, 2025 decision of the Nasdaq Listing and Hearing Review Council (the “Listing Council”) in the Company’s appeal proceding. Accordingly, pursuant to Nasdaq Rule 5820(e)(6), the decision of the Listing Council represents Nasdaq’s final action in this matter. Nasdaq will follow the procedures contained in Nasdaq Rule 5830 and the Securities and Exchange Commission (“SEC”) Rule 12d2-2 to remove the Company’s securities from listing.

Item 5.02 Resignation of Director and Officer

On August 31, 2025, Michael Petersen resigned as a director of Ocean Biomedical, Inc. (the “Company”) and from all of its committees, which resignation was effective on that date. Mr. Petersen’s resignation was not the result of any disagreement between the Company and him on any matter relating to the Company’s operations, policies or practices. On August 5, 2025, Jolie Kahn resigned as CFO of the Company, which resignation was effective on that date. Her resignation was not the result of any disagreement on any matter relating to the Company’s operations, policies or practices.

Item 8.01 Other Information

The Company continues to work to implement its previously announced power and cryptocurrency strategies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2025

OCEAN BIOMEDICAL, INC.

By:	/s/ Chirinjeev Kathuria
Chirinjeev Kathuria
Chairman